Exhibit 21

                     List of Subsidiaries of the Registrant
                     --------------------------------------

      The table below lists the Registrant subsidiaries. Unless otherwise indicated, the Registrant, or one of its subsidiaries, own 100% of the outstanding capital stock of the subsidiary.

      Name of Subsidiary                          Country of Incorporation
      ------------------                          ------------------------
      Senstar-Stellar Corporation                 Canada

      Perimeter Products Inc.                     United States

      Senstar-Stellar Inc.                        United States

      Senstar GmbH                                Germany

      Kobb Inc.                                   United States

      Magal B.V.                                  The Netherlands

      Senstar-Stellar Latin America S.A. de C.V.  Mexico

      Senstar-Stellar Limited                     United Kingdom

      Smart Interactive Systems, Inc.             United States

      E.S.E. Ltd.                                 Israel

      Magal Security Sisteme S.R.L                Romania (incorporated in April
                                                  2003)